UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 17, 2015

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 17, 2015, the Board of Directors (the “Board”) of Platform Specialty Products Corporation (“Platform”) voted to elect Wayne M. Hewett, President of Platform, as a director of the Board. Mr. Hewett will not serve on any committee of the Board.

There is no arrangement or understanding between Mr. Hewett and any other person pursuant to which he was elected as a director. There has been no transaction, or proposed transaction, since January 1, 2014 to which Mr. Hewett or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Platform within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Hewett and any of Platform’s other directors, executive officers or persons nominated or chosen by Platform to become directors or executive officers.

Appointment of Officer

On March 17, 2015, the Board also voted to appoint David Jacoboski, age 46, as Corporate Treasurer of Platform. In this role, Mr. Jacoboski will take over the treasury responsibilities previously held by Mr. Michael V. Kennedy, Platform’s Vice President of Tax, and will report to Frank J. Monteiro, Senior Vice President and Chief Financial Officer of Platform. Mr. Jacoboski will be an executive officer for reporting purposes under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Prior to joining Platform, Mr. Jacoboski served as Vice President of Treasury and Assistant Treasurer of Cenveo, Inc., a provider of print and related resources, since 2010.  Prior to Cenveo, Inc., Mr. Jacoboski has held corporate treasury and finance roles with Oakleaf Waste Management, LLC. (now Waste Management, Inc.), Lydall, Inc., Cuno, Inc. (now 3M Company) and Uniroyal Chemical Corporation (now Chemtura Corporation). Mr. Jacoboski received a Bachelor of Science in Business Administration, with a concentration in finance, from Bryant University in 1990 and an MBA, with a concentration in finance, from the University of Connecticut in 2001.

There is no arrangement or understanding between Mr. Jacoboski and any other person pursuant to which he was appointed as Corporate Treasurer of Platform. There has been no transaction, or proposed transaction, since January 1, 2014, to which Mr. Jacoboski or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Platform within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Jacoboski and any of Platform’s other directors, executive officers or persons nominated or chosen by Platform to become directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

March 19, 2015	By:	/s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Senior Vice President and Chief Financial Officer